REVOLVING PROMISSORY NOTE
                               (FLOATING RATE)
                                (this "Note")

THIS NOTE IS SUBJECT TO A CREDIT AGREEMENT
____________________________________________________________________________
NAME(S) AND ADDRESS(ES) OF BORROWER(S)
     PHARMACEUTICAL LABORATORIES, INC.

     1229 WEST CORPORATE DRIVE WEST
     ARLINGTON, TX 76006
____________________________________________________________________________
U.S.                                      (THE "DATE")
$1,150,000.00                             MARCH 29, 1996
____________________________________________________________________________
ACCOUNT NUMBER/NOTE NUMBER      TRANSACTION CODE       TELLER
OFFICER
0080277343-710001               N                       MFA        DHK

____________________________________________________________________________
FOR VALUE RECEIVED, the "Borrower," (jointly and severally if more than one), promises to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Bank") on or before May 1, 1997, at its office at 500 East Border, Arlington, Texas 76006-0250, or at such other location as Bank may designate, in immediately available funds, ***ONE MILLION ONE HUNDRED FIFTY THOUSAND
AND
NO/100*** UNITED STATES DOLLARS (US $1,150,000.00)(the "Maximum Amount of Note") or the aggregate unpaid amount of all advances hereunder, whichever is less. Borrower will also pay interest on the unpaid principal balance outstanding from time to time at a rate per annum equal to the lesser of (i) the sum of the Prime Rate (as hereinafter defined) from time to time in effect plus ****ONE AND NO/1000*** percent (1.000%), (the "Stated Rate") or (ii) the maximum nonusurious rate of interest from time to time permitted by applicable law, (the "Highest Lawful Rate"). If the Stated Rate at any time exceeds the Highest Lawful Rate, the actual rate of interest to accrue on the unpaid principal amount of this Note will be limited to the Highest Lawful Rate, but any subsequent reductions in the Stated Rate due to reductions in the Prime Rate will not reduce the interest rate payable upon the unpaid principal amount of this Note below the Highest Lawful Rate until the total amount of interest accrued on this Note equals the amount of interest which would accrued if the Stated Rate had at all times been in effect.

     "Prime Rate" means the rate determined from time to time by Bank as its prime rate. The Prime Rate shall change automatically from time to time without notice to Borrower or any other person. THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE BANK'S LOWEST RATE.

     If Texas law determines the Highest Lawful Rate, Bank has elected the "Indicated" (weekly) ceiling as defined in the Texas Credit Code or any successor statute. Bank may from time to time, as to current and future balances, elect and implement any other ceiling under such Code and/or revise the index, formula or provisions of law used to compute the rate on this open-end account by notice to Borrower, if and to the extent permitted by, and in the manner provided in such Code.

     Each advance must be at least N/A United States Dollars (U.S. $N/A) unless the amount available for borrowing under this Note is less.

     Accrued and unpaid interest is due and payable MONTHLY, beginning on April 25, 1996, and continuing on the 25th day of each month thereafter and at maturity when all unpaid principal and accrued and unpaid interest is finally due and payable.

     Interest will be computed on the basis of the actual number of days elapsed and a year comprised of: ____ 365 (or 366 as the case may be) days
_x_ 360 days, unless such calculation would result in a usurious interest rate, in which case such interest will be calculated on the basis of a 365 or 366 day year, as the case may be.

     All past-due principal and interest on this Note will, at Bank's option, bear interest at the Highest Lawful Rate, or if applicable law does not provide for a maximum nonusurious rate of interest, at a rate per annum equal to 18%.

     In addition to all principal and accrued interest on this Note, Borrower agrees to pay: (a) all reasonable costs and expenses incurred by Bank and all owners and holders of this Note in collecting this Note through probate, reorganization, bankruptcy or any other proceeding; and (b) reasonable attorney's fees if and when this Note is placed in the hands of an attorney for collection.

     Borrower and Bank intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Note will ever exceed the Highest Lawful Rate. If Bank contracts for, charges or receives any excess interest, it will be deemed a mistake. Bank will automatically reform the contract or charge to conform to applicable law, and if excess interest has been received, Bank will either refund the excess to Borrower or credit the excess on the unpaid principal amount of this Note. All amounts constituting interest will be spread throughout the full term of this Note in determining whether interest exceeds lawful amounts.

     The unpaid principal balance of its Note at any time will be the total amounts advanced by Bank, less the amount of all payments or prepayments of principal. Absent manifest error, the records of Bank will be conclusive as to amounts owed. Subject to the terms and conditions of this Note and the Loan Documents, Borrower may use all or any part of the credit provided for herein at any time before the maturity of this Note and may borrow, repay and reborrow. There is no limitation on the number of advances made so long as the total unpaid principal amount of any time outstanding does not exceed the Maximum Amount of Note.

     Borrower may at any time pay the full amount or any part of this Note without the payment of any premium or fee. Any partial prepayment will be in the amount of U.S. $N/A (U.S. $N/A), or an integral multiple thereof. All payments may, at Bank's sole option, be applied to accrued interest, to principal, or to both.

     "Loan Document" means this Note and any document or instrument evidencing, securing, guaranteeing or given in connection with this Note. "Obligations" means all principal, interest and other amounts which are or become owing under this Note or any other Loan Document. "Obligor" means Borrower and any guarantor, surety, co-signer, general partner or other person who may now or hereafter be obligated to pay all or any part of the Obligations. Where appropriate the neuter gender includes the feminine and the masculine and the singular number includes the plural number.

     Each of the following events or conditions is an "Event of Default:" (1) any Obligor fails to pay any of the Obligations when due; (2) any warranty, representation or statement now or hereafter contained in or made in connection with any Loan Document was false or misleading in any respect when made; (3) any Obligor violates any covenant, condition or agreement contained in any Loan Document; (4) any Obligor fails or refuses to submit financial information requested by Bank or to permit Bank to inspect its books and records on request; (5) any event of default occurs under any other Loan Document; (6) any Individual Obligor dies, or any Obligor that is an entity dissolves; (7) a receiver, conservator or similar official is appointed for any Obligor or any Obligor's assets; (8) any petition is filed by or against any Obligor under any bankruptcy, insolvency or similar law; (9) any Obligor makes an assignment for the benefit of creditors; (10) a final judgment is entered against any Obligor and remains unsatisfied for 30 days after entry, or any property of any Obligor is attached, garnished or otherwise made subject to legal process; (11) any material adverse change occurs in the business, assets, affairs or financial condition of any Obligor; and (12) Borrower is in default of any other obligation to or any other agreement with Bank.

     If any Event of Default occurs, then Bank may do any or all of the following: (i) cease making advances hereunder; (ii) declare the Obligations to be immediately due and payable, without notice or acceleration or of intention to accelerate, presentment and demand or protest or notice of any kind, all of which are hereby expressly waived; (iii) set of, in any order, against the Obligations any debt owing by Bank to any Obliger, including, but not limited to, any deposit account, which right is hereby granted by each Obligor to Bank; and (iv) exercise any and all other rights under the Loan Document, at law, in equity or otherwise.

    No waiver of any default is a waiver of any other default. Bank's delay in exercising any right or power under any Loan Document is not a waiver of such right or power.

     Each Obligor severally waives notice, demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, and the filing of suit and due diligence in collecting this Note and all other demands and notices, and consents and agrees that its liabilities and obligations will not be released or discharged by any or all of the following, whether with or without notice to it or any other Obligor, and whether before or after the stated maturity hereof: (i) extensions of the time of payment; (ii) renewals; (iii) acceptance of partial payments;
(iv) releases or substitutions of any collateral or any Obligor; and (v) failure, if any, to perfect or maintain perfection of any security interest in any collateral. Each Obligor agrees that acceptance of any partial payment will constitute a waiver and that waiver of any default will not constitute waiver of any prior or subsequent default.

F-250-00835C (3/95)
CML Revolving Floating Rate                  Page 1 of 2            1280043
0080277343-710001

     Borrower represents and agrees that: all advances evidenced by this Note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, or household uses as such terms are used in Chapter One of the Texas Creidit Code.

     Borrower and Bank: (i) _______________ no advances will be used primarly for agricultural purposes as such term is used in the Texas Credit Code. (ii) _____________ no advances will be used for the purposes of purchasing or carrying any margin stock as that term in defined in Regulation
U of the Board of Governors of the Federal Reserve System (the "Board"). Notwithstanding anything contained herein or in any other Loan Document, if this is a consumer credit obligation (as defined or described in 12 C.F.R. 227, Regulation AA, promulgated by the Board), the security for this credit obligation will not extend to any non-possessory security interest in household goods (as defined in Regulation AA) other than a purchase money security interest, and no waiver of any notice contained herein or therein will extend to any waiver of notice prohibited by Regulation AA.
     Chapter 15 of the Texas Credit Code